DIMON Incorporated
Page 1
EXHIBIT 99.1

DIMON Incorporated Tel: 434 792 7511 512 Bridge Street Post Office Box 681 Danville, VA 24543-0681 USA
FOR IMMEDIATE RELEASE	Contact:	Ritchie L. Bond
(434) 791-6952
May 23, 2002

DIMON Names Hans B. Amell to Board of Directors and Announces Quarterly Dividend

Danville, VA – The Board of Directors of DIMON Incorporated (NYSE: DMN), at its meeting held May 23, 2002, named Hans B. Amell to serve as Director until the next annual meeting of shareholders.  Mr. Amell is founder and Chairman of Catalyst LLC, a professional services company engaged in assisting a variety of corporate clients with strategic business, technology, and marketing issues.  He was born in Sweden and grew up in Latin America.  Mr. Amell’s European corporate experience began in Scandinavia with McKinsey & Company.  He continued his career with Ericsson Corp. before relocating to the United States in 1987.  Mr. Amell holds BA and MBA degrees from the University of Stockholm and Uppsala.

Joseph L. Lanier, Jr., Chairman of DIMON Incorporated, commented, “We are delighted to have Mr. Amell join DIMON’s Board of Directors.  DIMON will be the beneficiary of Mr. Amell’s broad business exposure and international expertise.”

The Board of Directors also declared a quarterly dividend of $0.05 per share. The dividend will be payable June 17, 2002 to shareholders of record on June 3, 2002.

# # #

-5-